UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11099 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  The Registrant’s Board of Directors has nominated Michael E. Herman, former President and Chairman of the Finance and Investment Committee of the Kauffman Foundation and former President of the Kansas City Royals Baseball Club, for election as a member of Registrant’s Board of Directors at the upcoming 2005 Annual Meeting of Stockholders.

Mr. Herman was President of the Kansas City Royals Baseball Club from January 1992 to December 2000. From January 1990 to December 1999, he was Chairman of the Finance and Investment Committee of the Kauffman Foundation and was its President from January 1985 to December 1990. From October 1974 to December 1990, Mr. Herman was the Executive Vice President and Chief Financial Officer of Marion Laboratories.  Mr. Herman serves on the board of directors of Santarus, Inc., a specialty pharmaceutical company, Cerner Corporation, a health care information technology company, and also is a Trustee of Rensselaer Polytechnic Institute and the University of Chicago Graduate School of Business.  Mr. Herman also served as a director of Janus Capital and Eloquent, Inc. until March 2003. Mr. Herman holds a B.S. in metallurgical engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago.

If elected by the Registrant’s stockholders at the 2005 Annual Meeting, Mr. Herman will take the place of Lori Robson, who indicated on April 22, 2005 that she will not stand for re-election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:
/s/ Harry J. Leonhardt
Harry J. Leonhardt
Vice President and General Counsel

Date: April 28, 2005